Exhibit 99.1

Your vote matters - here's how to vote! You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/HFWA or scan the QR code - login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HFWA

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A	Proposals —The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain			For	Against	Abstain
1.	A proposal to approve the issuance of Heritage Financial Corporation common stock pursuant to the Agreement and Plan of Merger, dated as of September 25, 2025, between Heritage Financial Corporation and Olympic Bancorp, Inc., pursuant to which Olympic Bancorp, Inc. will merger with and into Heritage Financial Corporation (the “Heritage stock issuance proposal”).	☐	☐	☐	2.	A proposal to approve the adjournment of the special meeting to permit further solicitation of proxies in the event that an insufficient number of votes are cast to approve the Heritage stock issuance proposal.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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The Special Meeting of Shareholders of Heritage Financial Corporation will be held on
 Wednesday, [ ], [ ] a.m. Pacific Time, virtually via the internet at
https://meetnow.global/MQGASCM.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Revocable Proxy - Heritage Financial Corporation

Special Meeting of Shareholders — [_____]
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints Brian L. Vance and Brian S. Charneski, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Heritage Financial Corporation (the “Company” or “Heritage”) which the undersigned is entitled to vote at the special meeting of shareholders, to be held virtually on [ ], [ ] at [ ], Pacific Time, and at any and all adjournments thereof, as stated on the reverse side.
This proxy also provides voting instructions to the trustees of the Heritage Financial Corporation 401(k) Profit Sharing Plan and Trust for participants with shares allocated to their accounts.
This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR Proposals 1 and 2. If any other business is presented at such meeting, this proxy will be voted by the proxies named above in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority on the proxies named above to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the special meeting.
Should the undersigned be present and elect to vote at the special meeting or at any adjournment thereof and after notification to the Secretary of the Company at the special meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Joint Proxy Statement/Prospectus dated on or about [ ].
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

C	Non-Voting Items
Change of Address - Please print new address below.		Comments - Please print your comments below.	Meeting Attendance
			Mark box to the right if you plan to attend the Meeting.	☐

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